EXHIBIT 99.1

AntriaBio Appoints C. Ronald Kahn, M.D. to its Scientific Advisory Board

MENLO PARK, CA – June 23, 2014 – AntriaBio, Inc. (OTCQB: ANTB) a biopharmaceutical corporation focused on developing novel therapeutics to treat patients with diabetes and metabolic diseases, announced the appointment of C. Ronald Kahn, M.D. to its Scientific Advisory Board (SAB).

"We have been deliberate in building the highest quality SAB in the area of diabetes and are thrilled that Dr. Kahn, an expert in diabetes and metabolic diseases, has joined our team," stated Hoyoung Huh, Chairman of the SAB.

Dr. Kahn is Chief Academic Officer and Head of the Section on Integrative Physiology and Metabolism of Joslin Diabetes Center, the world’s largest diabetes clinical care and research organization, and an affiliate of Harvard Medical School, where he is the Mary K. Iacocca Professor of Medicine. Dr. Kahn served as Director of Research at Joslin Diabetes Center from 1981 to 2000, and as President and CEO from 2001 to 2007. Dr. Kahn has received over 60 awards and honors, including the highest honors of the American Diabetes Association, U.S. and British Endocrine Societies, Juvenile Diabetes Research Foundation, European Association for the Study of Diabetes and the American Association of Clinical Endocrinologists, as well as election to the National Academy of Science and Institute of Medicine. He has authored more than 550 original publications and 190 reviews and chapters.

“I am delighted to join AntriaBio’s Scientific Advisory Board,” commented Dr. Kahn. “I believe that a once-weekly injectable option for basal insulin such as AntriaBio’s AB101 has the potential to transform the current treatment paradigm. I look forward to working closely with the team on the advancement of AB101 into clinical development.”

Brian Roberts, AntriaBio’s Head of Clinical Development noted, “The depth and breadth of Dr. Kahn’s experience spanning more than 30 years, and his vast contributions to research and the care of patients in the field of diabetes, will be invaluable as we continue to advance AB101 into clinical studies.”

Dr. Kahn joins AntriaBio’s recently established SAB comprised of some of the world's leading experts in diabetes and metabolic disease: Fredric B. Kraemer, M.D., Chief of the Division of Endocrinology, Gerontology and Metabolism at Stanford University; Philip Home, M.A., D. Phil., D.M., F.R.C.P., Professor of Diabetes Medicine at Newcastle University; Jerrold Olefsky, M.D., Professor of Medicine in the Division of Endocrinology & Metabolism at the University of California, San Diego; Andrew R. Hoffman, M.D., Professor of Medicine in the Division of Endocrinology, Gerontology and Metabolism at Stanford University and Chief of Endocrinology at the VA Palo Alto Health Care System; and Hoyoung Huh, M.D., Ph.D., Chairman of the SAB.

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company focused on developing novel therapeutics to treat patients with diabetes and metabolic diseases. AntriaBio's development strategy combines FDA approved pharmaceutical agents with its proprietary delivery technology. AntriaBio's lead product candidate is AB101, an injectable once-a-week basal insulin for Type 1 and Type 2 diabetes. For more information visit: www.antriabio.com.

Forward-Looking Statements

This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Jenene Thomas
Investor Relations and Corporate Communications Advisor
Jenene Thomas Communications, LLC
(908) 938-1475
jenene@jenenethomascommunications.com

Source: AntriaBio Inc.

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